Exhibit 10.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

among

MOLSON COORS BREWING COMPANY,

MOLSON COORS HOLDCO INC.

and

STARBEV L.P.

Dated as of June 15, 2012

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of June 15, 2012 (this “Agreement”), is entered into among MOLSON COORS BREWING COMPANY, a Delaware corporation (the “Company”), MOLSON COORS HOLDCO INC., a Delaware corporation (the “Issuer”) and STARBEV L.P. a limited partnership formed and organized under the laws of Jersey (the “Holder”). Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.

W I T N E S S E T H :

WHEREAS, on the date hereof the Issuer and the Holder have entered into a €500,000,000 zero coupon bond (the “Convertible Bond”) pursuant to which the Issuer and the Company may settle certain obligations with Class B Common Stock;

WHEREAS, any shares of Class B Common Stock issued to the Holder pursuant to the terms of the Convertible Bond (the “Shares”) were issued in reliance upon Section 4(2) of the Securities Act, without registration under the Securities Act or any state securities laws;

WHEREAS, notwithstanding the provisions of Section 4 of the Securities Act, resales of the Shares may be required to be registered under the Securities Act and applicable state securities laws, depending upon the status of a Holder or the intended method of distribution of the Shares; and

WHEREAS, the Shares issued to the Holder will be “restricted securities” within the meaning of Rule 144 under the Securities Act and resale of such shares may be required to be registered under the Securities Act and applicable state securities laws;

WHEREAS, in order to induce the Holder to complete the transactions contemplated by the share purchase agreement dated April 3, 2012 between Molson Coors Holdco 2 LLC (formerly known as Molson Coors Holdco-2 Inc.), the Issuer and the Holder, the Company is granting to the Holder certain rights to cause the Company to register the Shares, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Convertible Bond” has the meaning set forth in the introduction.

“Company” has the meaning set forth in the preamble.

“Class B Common Stock” means the Company’s Class B common stock, par value $0.01 per share.

“Company” has the meaning set forth in the introduction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Free Writing Prospectus” shall have the meaning set forth in Rule 405 under the Securities Act.

“Holder” has the meaning set forth in the preamble.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Inspectors” has the meaning set forth in Section 3(h).

“Interruption Period” has the meaning set forth in Section 3.

“Losses” has the meaning set forth in Section 6(a).

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any Trading Day for the Class B Common Stock of any suspension or limitation imposed on trading, by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise, in the Class B Common Stock or in any options, contracts or future contracts relating to the Class B Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Marketing Materials” has the meaning set forth in Section 6(a).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the

Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus, including any Free Writing Prospectus.

“Records” has the meaning set forth in Section 3(h).

“Registrable Securities” means (i) the Shares, and (ii) any additional shares of Class B Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Shares, not freely transferable in accordance with the intended method of disposition under Rule 144 under the Securities Act, without regard to any information, volume, manner of sale or holding period restriction under Rule 144 under the Securities Act. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed pursuant to Rule 144 under the Securities Act and are no longer “restricted securities”, (iii) they shall have ceased to be outstanding, (iv) they are no longer held by the Holder or (v) no longer Registrable Securities pursuant to Section 8(o) hereof.

“Registration” means registration under the Securities Act of an offering of Registrable Securities.

“Registration Date” has the meaning set forth in Section 2(a).

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers resales of any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. The term “Registration Statement” shall also include any registration statement filed pursuant to Rule 462(b) to register additional securities in connection with any offering.

“road show” means any “road show” as defined in Rule 433 under the Securities Act, including an electronic road show.

“SEC” means the Securities and Exchange Commission or any other governmental agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” has the meaning set forth in the introduction.

“Shelf Registration” has the meaning set forth in Section 2(c).

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange or, if the Class B Common Stock is not listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Class B Common Stock is then listed is open for trading or, if the Class B Common Stock is not so listed, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“underwritten registration” or “underwritten offering” means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

2. Registration.

(a) Upon receipt of Shares pursuant to the terms of the Convertible Bond, the Holder may, at the Holders sole discretion, deliver to the Company a notice requesting the Company register the Shares under the Securities Act (the “Registration Notice”).

(b) The Company shall, within 30 days of the receipt of a Registration Notice, file to register the Shares pursuant to the Securities Act (the date on which the Company’s registration under the Securities Act is thus effected is referred to herein as the “Registration Date”).

(c) If the Company is eligible to file a Registration Statement on Form S-3 for the Shares, prior to the issuance of any Shares under the Convertible Bond, the Company shall notify the Holder in writing of the intent of the Company to file a Registration Statement relating to the Shares, to provide for the sale of the Shares by the Holder from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”).

(d) The Company shall use reasonable efforts to keep the Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Shares covered thereby for a period of three (3) years from the date of effectiveness of the Registration Statement, or until such earlier date as all of the Shares covered by such Registration Statement have been sold pursuant to such Registration Statement or otherwise.

(e) The Company shall not be required to participate in more than two underwritten offerings hereunder, and no more than one in any consecutive 4-month period

3. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Section 2, the Company shall use reasonable efforts to effect such registration to permit the sale of the Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

(a) prepare and file with the SEC a Registration Statement for the sale of the Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with the Holder’s intended method or methods of distribution thereof, and, subject to the Company’s right to terminate or abandon a registration, use reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

(b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holder, make generally available earnings statements satisfying the provisions of Section 11 (a) of the Securities Act (provided that the Company shall be deemed to have complied with this Section if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus except to the extent that such reports related primarily to the offering), the Company shall furnish to the Holder and their counsel for review and comment, copies of all documents required to be filed;

(c) notify the Holder promptly, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding the Company or the Holder, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) use reasonable efforts to prevent the issuance of any order suspending the effectiveness of such Registration Statement or the qualification or exemption from qualification of the Shares for sale in any jurisdiction in the United States, and to obtain the lifting or withdrawal of any such order at the earliest practicable time;

(e) furnish to the Holder such number of copies of the preliminary prospectus, any amended preliminary prospectus, any Free Writing Prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as the Holder may reasonably request in order to facilitate the disposition of the Shares covered by such Registration Statement in conformity with the requirements of the Securities Act;

(f) upon the occurrence of any event contemplated by Section 3(c)(v), prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g) use reasonable efforts to cause all Shares covered by such Registration Statement to be listed on the primary securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted, or, if none, on such securities exchange or automated interdealer quotation system reasonably selected by the Company;

(h) if such offering is an underwritten offering, make available for inspection by the Holder, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holder of any such underwriter (collectively, the “Inspectors”), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if (i) necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that (A) any decision regarding the disclosure of information pursuant to subsection (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subsection (ii), each Holder of Registrable Securities agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company’s expense, may undertake appropriate action to prevent disclosure of such Records;

(i) not later than the effective date of a Registration Statement, the Company shall provide to the Holder the CUSIP number for the Shares; and

(j) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holder (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Shares, and in such connection, (i) use reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, addressed to each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, (ii) use reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures customary for underwritten public offerings, but in any event no less favorable to the indemnified parties than the provisions set forth in Section 6, and (iv) provide for the reasonable participation and cooperation by the management of the Company with respect thereto, including participation by management in road shows, investor meetings and other customary cooperation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

The Company may require the Holder to furnish such information regarding the Holder, its beneficial ownership of the Shares and its intended method of disposition of the Shares as it may from time to time reasonably request in writing to the extent such information is required to be included pursuant to the Securities Act and the Exchange Act and as otherwise reasonably requested by the Company.

The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv) or 3(c)(v), that the Holder shall discontinue disposition of any Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(f), or until the Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holder shall deliver to the Company all copies then in its possession, other than permanent file copies then in the Holder’s possession, of the Prospectus covering such Shares at the time of receipt of such request.

The Holder further agrees not to utilize any material other than the applicable current preliminary prospectus, Free Writing Prospectus, road show or Prospectus in connection with the offering of such Shares.

4. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, including FINRA filing fees, (ii) all fees and expenses of compliance with securities or “Blue Sky” laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Shares and of printing prospectuses if the printing of prospectuses is requested by the Holder or the managing underwriter, if any) and the expenses ordinarily paid by issuers in connection with a road show, (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) in the event of an underwritten offering, the expenses of the Company associated with any “road show” which are customarily paid or reimbursed by issuers, and (viii) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by the Holder, including counsel, and any discounts, commissions or brokers’ fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Shares by the Holder, will be payable by the Holder and the Company will have no obligation to pay any such amounts.

5. Underwriting Requirements.

(a) Subject to Section 2(e), the Holder shall have the right, by written notice, to request that the Registration provide for an underwritten offering. The Company shall have the right to delay or reject such request if the Company reasonably determines that an underwritten offering would not be in the best interests of the Company.

(b) In the case of an underwritten offering, the Holder shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company.

(c) In the case of an underwritten offering, the Company may require the Holder to enter into lock-up agreements with respect to any shares of Class B Common Stock which the Holder will continue to hold following the completion of such underwritten offering.

6. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, the Holder if the Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of the Holder, each Person who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including costs of investigation or preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon (w) any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto, any preliminary prospectus, any Free Writing Prospectus, any information the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or any other material or information provided to or made available to investors by, or with the approval of, the Company in connection with the offering, including any road show for the offering (collectively, “Marketing Materials”), or (x) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use in the Marketing Materials; provided, however, that the Company shall not be liable to the Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, the Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Shares by the Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (A) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus, (B) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, the Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities, and (C) such losses relate to sales during an Interruption Period.

(b) Indemnification by the Holder. In connection with any Registration Statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Marketing Materials and agrees to indemnify to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon (x) any untrue or alleged untrue statement of a material fact contained in the Marketing Materials or (y) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon and is consistent with information so furnished in writing by or on behalf of the Holder to the Company expressly for use in such Marketing Materials. The Holder shall not be held liable for any damages in excess of the total amount of proceeds it received from the sale of the Shares sold under that particular Registration Statement (net of all underwriting discounts and commissions).

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding

(including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are in addition to or are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to subsection (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 7 is applicable in accordance with its terms but is legally unavailable to an Indemnified Party in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), the Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds it received from the sale of the Shares sold (net of all underwriting discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Shares to the public without registration, the Company agrees to use its reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times, for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act.

(b) Use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements).

(c) Furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act.

8. Miscellaneous.

(a) Termination. This Agreement and the obligations of the Company and the Holder hereunder (other than with respect to Section 6) shall terminate on the first date on which the Holder no longer holds any Registrable Securities.

(b) Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (i) when personally delivered to the party to be notified; (ii) when sent by confirmed facsimile to the party to be notified at the number set forth below; (iii) when sent by email to the party to be notified at the email address set forth below; (iv) three (3) Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested and addressed to the party to be notified as set forth below; or (v) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth below with next-business-day delivery guaranteed, in each case as follows:

In the case of the Company or the Issuer, to:

Molson Coors Brewing Company

1225 17th Street

Denver, Colorado 80202

Attention: Samuel D. Walker, Esq.

Facsimile: (303) 927-2437

E-mail: Samuel.walker@molsoncoors.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States of America

Attention: Christian O. Nagler Facsimile: 212-446-6460

Email: Christian.Nagler@kirkland.com

In the case of the Holder, to:

Starbev L.P.

22 Grenville Street,

St Helier, JE4 8PX,

Jersey, Channel Islands

Attention: Mary Gallagher

Facsimile: +44 1534 609333

Email: Mary.Gallagher@ais.statestreet.com

With a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HT

United Kingdom Attention: Duncan Kellaway

Facsimile: +44 20 7108 7022

Email: duncan.kellaway@freshfields.com

(c) Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

(d) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns. The rights to cause the Company to register Shares pursuant to Section 2 may be assigned in connection with any transfer or assignment by the Holder, provided, that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement, the Convertible Bond and in any other agreement between the Company and the Holder; and (iii) such assignee or transferee executes this Agreement and is (A) an affiliate of the Holder (B) a partner or member of the Holder or an affiliate of the Holder or (C) holds (after giving effect to such transfer) (I) at least one percent (1%) of the issued and outstanding shares of Class B Common Stock or (II) all the Shares. No transfer or assignment will divest the Holder or any subsequent owner of any rights or powers hereunder unless all Shares are transferred or assigned.

(e) Specific Performance. The Company acknowledges and agrees that (a) irreparable damages would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and (b) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, the Company agrees that the Holder shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches of this Agreement and to enforce its rights hereunder. The right to equitable relief, including an injunction, shall not be limited by any other provision of this Agreement. In any action or proceeding against it seeking an injunction or other equitable relief to enforce the provisions of this Agreement, the Company hereby (i) waives and agrees not to assert any defense that an adequate remedy exists at law or that the Holder would not be irreparably harmed and (ii) waives and agrees not to seek any requirement for the posting of any bond or other security in connection with any such action or proceeding.

(f) Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

(g) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless agreed, in writing, by the Company, the Issuer and the Holder

(h) Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the Company and any other party mentioned in such release or announcement, except to the extent that such issuing party is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the Company and any such other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

(i) Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

(j) Interpretation.

(i) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(ii) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(iii) The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iv) When a reference is made in this Agreement to a Section, paragraph, Exhibit or Schedule, such reference is to a Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(v) The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to include the words “without limitation”, unless otherwise specified.

(vi) A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.

(k) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

(l) Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of the State of New York.

(m) Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Trading Day, such act or notice may be timely performed or given if performed or given on the next succeeding Trading Day.

(n) FWP Consent. No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld.

(o) Confirmation. The Holder shall notify the Company (i) within 5 days of any sale of Registrable Securities of the amount of Shares sold and the amount of shares which remain, and (ii) within 10 days of any request from the Company for confirmation of the amount of Registrable Securities held by the holder. Failure to provide such notification by the Holder after 2 requests by the Company shall cause the Securities held by the Holder to no longer constitute Registrable Securities.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

MOLSON COORS BREWING COMPANY

By:	/s/ Samuel D. Walker
Name: Samuel D. Walker
Title: Chief Legal and People Officer and Secretary

MOLSON COORS HOLDCO INC.

By:	/s/ E. Lee Reichert
Name: E. Lee Reichert
Title: Assistant Secretary and
Deputy General Counsel

STARBEV L.P.

By:	STARBEV GP LIMITED
Title:	General Partner

By:	/s/ Carl Hansen
Name: Carl Hansen
Title: Director

[Signature Page to Registration Rights Agreement]